Exhibit 10.46

                            A CO-MARKETING AGREEMENT


                      Made this 22nd day of February, 2000

                                     Between

         MyWeb Inc.com, a company incorporated in Nevada whose business address is at 595 Market Street, Suite 2500, San Francisco, CA 94105, United States. (hereinafter referred to as "MyWeb") on the one part

                                       and

         Asia Infonet Co., Ltd. whose business address is at 1 Fortune Town 17th Floor, Ratchadapisek Road, Din Daeng, Bangkok 10320, Thailand (hereinafter referred to as "Asia Infonet") on the other

         WHEREAS -

         MyWeb is a company with significant expertise and experience in developing TV portals and providing alternative Internet access.

         Asia Infonet is a leading ISP in Thailand.

         NOW THIS AGREEMENT WITNESSETH AS FOLLOWS:

1.       MYWEB'S COMMITMENTS

         1.1 MyWeb will at [***] provide a co-branded TV portal localized in the Thai language.

         1.2  MyWeb  will  provide  the   necessary   technical   and  marketing
         consultancy to help launch the service.

         1.3 MyWeb is committed to allocating sufficient experienced personnel to execute item 1.2 above.

         1.4 MyWeb will be responsible for all advertising and promotion expenses.

         1.5 MyWeb shall provide logos and icons link to Asia Infonet's websites on its portal.

2.       ASIA INFO'S COMMITMENTS

         2.1 Asia Infonet will provide co-location for MyWeb's servers [***].

         2.2 Asia Infonet will provide consumers with [***] of local access to MyWeb's TV portal, hosted at Asia Infonet's backbone at a cost of [***] per month.

         2.3 Asia Infonet will allow MyWeb access to its distribution channels [***] to distribute and market the product.

         2.4 Asia Infonet will commit to allocating sufficient experienced marketing personnel to help launch the service.

3.       EXCLUSIVITY

         3.1 MyWeb will not cooperate with any other internet service providers in the territory of Thailand for the term of this contract.

         3.2 Asia Infonet will not cooperate with any other analogue Internet set-top box providers for the term of this contract.

4.       TRADEMARKS AND LOGOS

         4.1 Asia Infonet acknowledges that MyWeb owns the ThunderServe trademark and MyWeb trademark and all MyWeb related trademarks, logos and icons and agrees not to do anything harmful to or inconsistent with MyWeb's rights in the aforementioned marks.

         4.2 MyWeb acknowledges that Asia Infonet owns the ASIANET trademark and logos and agrees not to do anything harmful to or inconsistent with MyWeb's rights in the aforementioned marks.

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


5.       TERM OF AGREEMENT

         5.1 The Agreement shall be for a period of 2 years (hereinafter referred to as "the Term").

6.       TERMINATION

         Either party may terminate this agreement in the event the other party is in material breach and has not cured breach within 30 days after written notice by the other party.

7.       SECRECY

         Not at any time during or 1 year after the Term will either party divulge or allow to be divulged to any persons any confidential information relating to the business or affairs of the other and the details of this agreement. In the event that this Clause is breached, both parties agree that the aggrieved party shall be entitled to claim against the other for damages and further equitable relief as it deems necessary.

8.       NON-ASSIGNMENT

         Both parties shall not assign or sub-contract any of its rights under this agreement without the consent in writing of the other party.

9.       COMPLIANCE WITH LAWS

         To the extent applicable hereto, both parties shall comply with all laws, regulations, policies and guidelines of Thailand.

10.      GOVERNING LAW

         This agreement shall be governed and construed in all respects in accordance with the laws of Thailand.

11.      ARBITRATION

         Any differences or disputes arising from this agreement shall be settled by an amicable effort of both parties.

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

         11.1 An attempt to arrive at a settlement shall be deemed to have failed as soon as one of the parties notifies the other in writing.

         11.2 If an attempt at settlement has failed, the parties shall try to settle their dispute via arbitration in accordance with the applicable arbitration legislation of Thailand.

         11.3 In the event that any attempt at an amicable settlement pursuant to a dispute has failed, either party may seek to resolve their differences or disputes in a valid court of law.

12.      NO WAIVER

         The failure of any of the other party to assert or enforce any right hereunder (whether upon a breach of this agreement by the other party hereto or otherwise) shall not be deemed to be a waiver of such right with respect to any such breach or any subsequent breach; nor will any waiver be implied from the acceptance of any payment or service, except where the waiver has been expressly agreed to in writing and signed by both parties.

13.      NOTICE

         Any notice or communication under this agreement shall be in writing and may be given by registered post, facsimile or personal delivery to the following addresses:

                  To:      MyWeb Inc.com
                           595 Market Street
                           Suite 2500
                           San Francisco, California  94105
                           United States
                           ATTN: Wong Thean Soon

                  To:      Asia Infonet Co., Ltd.
                           1 Fortune Town, 17th Floor,
                           Ratchadapisek Road
                           Din Daeng, Bangkok 10320
                           Thailand
                           ATTN: Chatchaval Jiaravanon

14.      SEVERABILITY

         If any one or more of the provision contained in this agreement or any document executed in connection herewith is found by any court of law with jurisdiction over the matter to be invalid, illegal or unenforceable in any respect, the validity. Legality and enforceability of the remaining provisions contained herein shall not be affected or impaired in any way.

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

15.      FORCE MAJEURE

         Neither party shall be liable for delay in performance or failure to perform in whole or in part, the terms of this agreement if such failure or delay is due to labor dispute, strike, war, or act of war, insurrections, riot, civil commotion, act of publish enemy, accident, fire, flood, acts of God or other causes beyond the reasonable control of such party and any delay or failure shall not be considered to be a breach of this agreement. In the event that this agreement cannot be performed due to the aforementioned circumstances for a continuous period of 30 days, either party may at its discretion terminate this agreement by notice in writing.

16.      VARIANCE

         All changes modifications, variations and amendments to this agreement must be in writing to be valid.

17.      COSTS

         Both parties shall be responsible for their solicitors' costs involved in the preparation of this agreement. The stamp duty shall be borne by the Licensee.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives.

MyWeb Inc.com:                                   Asia Infonet Co., Ltd.



By: /s/  TS Wong                                 By: /s/  Chatchaval Jiaravanon
   -------------------------                        ----------------------------
     Name:  TS Wong                                 Name: Chatchaval Jiaravanon
     President & CEO                                      President

Date: 2/22/00                                    Date: 2/22/00
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